Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

ClearSign Technologies Corporation
(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(5)
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	Rule 457(c)	2,249,763(1)	$0.79855	$1,796,548.24	0.00014760	$$265.17

Fees to be Paid	Equity	Common stock issuable upon exercise of redeemable warrants	Rule 457(c)	8,108,106(2)	$0.79855	$6,474,728.05	0.00014760	$955.67

Fees to be Paid	Equity	Common stock issuable upon exercise of pre-funded warrants	Rule 457(c)	3,155,642(3)	$0.79855	$2,519,937.92	0.00014760	$371.94
Total Offering Amounts						$10,791,214.21		$1,592.78
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$1,592.78

(1)	Consists of 2,249,763 shares of the Registrant’s common stock, par value $0.0001 per share (the “common stock”), to be offered and sold by the selling stockholder named in the registration statement or their permitted transferees.

(2)	Represents shares of common stock issuable upon the exercise of redeemable warrants to purchase common stock at an exercise price of $1.05 per share, subject to adjustment in accordance with the terms of the redeemable warrants, issued by the Registrant on April 23, 2024, , to be offered and sold by the selling stockholder named in the registration statement or their permitted transferees

(3)	Represents shares of common stock issuable upon the exercise of pre-funded warrants to purchase common stock at a nominal exercise price of $0.0001 per share, subject to adjustment in accordance with the terms of the pre-funded warrants, issued by the Registrant on April 23, 2024, to be offered and sold by the selling stockholder named in the registration statement or their permitted transferees.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Capital Market on May 14, 2024 (such date being within five business days of the date that this registration statement was filed with the Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”).

(5)	The fee is calculated by multiplying the aggregate offering amount by $0.00014760, pursuant to Section 6(b) of the Securities Act.